Exhibit 10.4

MILLING OPERATIONS AGREEMENT

Applied Minerals, Inc.

and

Brady McCasland, Inc.

1

2

Exhibits

Exhibit	Title	Section
1	Iron Sale Agreement	Recitals
2	Mill Sale Agreement	Recitals
3	Lease	Recitals
4	Mining Operations Agreement	Recitals

3

This MILLING OPERATIONS AGREEMENT ("Milling Operations Agreement") is made and entered into as of the 31st of May 2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and Brady McCasland, Inc., ("BMI”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMI may be referred to herein collectively as the "Parties" or individually as a "Party."

RECITALS

This Milling Operations Agreement provides that AMI will provide milling services to BMI. The services will be provided because after mining, the iron oxide will be transferred to BMI from BMI Minerals Company (“BMC”).

ARTICLE I

DEFINITIONS

Capitalized terms not defined in this Agreement shall have the meaning given to them in the Iron Sale Agreement and the Mill Sale Agreement.

“Milling Operations” is intended to encompass all activities involving or incident to the treatment or handling of minerals after delivery of the minerals to the Mill up to and including the shipping of the minerals for sale to customers or alternate end uses. Without limiting the foregoing, the term Milling Operations includes the (i) milling, treating, and movement around the surface in connection with such activities, (ii) bagging the minerals for sale or other means of enabling delivery and movement around the surface in connection therewith, (iii) storing in bags, piles (including waste piles), or otherwise the minerals on the Mining Claims, (iv) disposing or containing of minerals, (v) permitting, licensing, compliance with regulations, and similar activities.

4

ARTICLE II

WORK ORDERS

3.1     BMI’s Role. BMI owns the Mill and the Related Equipment, it is intended that unless otherwise stipulated by BMI, BMI will not actually carry out Milling Operations including the operations of running the Mill, and the following procedures will apply.

3.2     Work Orders. From time to time and with adequate notice, BMI will provide AMI with information as to the nature of the Milling Operations to be performed in connection with milling of iron oxide, the schedule for such performance, the workers to be used, and the reporting regime (the “Work Order”).

3.3     AMI Employees. (a) Unless the Work Order stipulates otherwise, AMI will use its own employees (“AMI Employees”) to perform the work. The AMI Employees may be full-time or part-time, but at all times subject to the control and direction of only AMI. Subject to having been given adequate notice in Section 3.2, the AMI Employees will be adequately trained to fulfill the Work Order. If AMI has no adequately trained AMI Employees on its payroll to fulfill the Work Order, AMI will procure adequately trained contract workers to fulfill the Work Order until it has adequately trained AMI Employees on its payroll to fulfill the Work Order.

(b)     AMI will have direct oversight duties over the AMI Employees to ensure that AMI Employees are qualified and operate in a safe, effective, and efficient manner for the tasks and for operation of any necessary or useful equipment, including the Mill and the equipment associated therewith. AMI will supply any necessary training of AMI Employees in connection with the Work Order. AMI may terminate or suspend any AMI Employees for violations of MSHA safety standards.

(c)     BMI will reimburse AMI for the direct labor costs of the AMI Employees in a manner so that AMI can pay the AMI Employees on a timely basis.

5

(d)     For AMI’s services in connection with the AMI Employees, BMI will pay AMI an additional ten percent (10%) of the direct labor costs of the AMI Employees in connection with the Work Order and shall pay such amount to AMI at the same time as it pays the direct labor costs to AMI.

3.4     BMI Employees and Contract Workers. (a) If BMI elects not to use AMI Employees, BMI may elect to use contract workers and/or BMI employees to perform the Work Order. AMI will assist BMI with identifying appropriate contract workers.

(b)     AMI will have direct oversight duties over the any workers contracted by BMI and/or BMI employees to ensure that such workers are qualified and operate in a safe, effective and efficient manner for the tasks and for operation of any necessary or useful equipment, including the Mill and the equipment associated therewith. AMI will assure that it has sufficient persons on staff or under contract to supply any necessary training of such employees in connection with the Work Order.

(c)	AMI may suspend or terminate any worker for violating MSHA or other AMI-imposed workplace safety rules.

(d)	For AMI’s services in connection with the contract workers and BMI employees (other than non-mining and non-milling workers) BMI will pay AMI an additional ten percent (10%) of the direct labor costs of such workers and shall pay such amount within fifteen days after the month in which such services are rendered.

3.5 (a) Use of Laboratory and Administrative Buildings. Without cost, (a) AMI may use its equipment located in the laboratory for testing and analyzing minerals and BMI grants AMI permanent and unfettered access to the laboratory space in the Mill, (b) BMI staff and employees may use AMI’s administrative buildings and utilities such a telephone, water and facilities for administrative work in connection with its Milling Operations. BMI may use the equipment in the laboratory for testing and analyzing minerals provided that it pays a reasonable fee for the consumables used in testing and the wear and tear related to the equipment. BMI will allow AMI to use of two offices on the second floor of the Mill as well as shared us of the conference room located on the second floor of the Mill.

6

(b)	Use of Mill. , AMI may use the Mill and have access to the land covered by the Lease upon providing adequate written or electronic notification to BMI provided that AMI’s use is not reasonably likely to impede BMI’s planned use of the Mill to mill minerals. AMI will cover the direct costs (e.g., fuel, electricity and labor) it incurs with respect to its use of the Mill. AMI will also cover its proportionate share of the cost of repair and maintenance of the Mill. Proportionate share is based on the hours of usage, which includes the time spent on the milling, treating, and bagging of minerals. after the Closing Date. AMI will keep BMI informed concerning maintenance and upkeep of the Mill and Related Equipment. Unless otherwise instructed by BMI, AMI will perform at cost standard maintenance and upkeep of the building, fixtures, and Related Equipment as well as to fulfill any MSHA requests or demands. AMI will obtain the approval of BMI before performing any repair and maintenance or action in response to MSHA requests. After the Closing Date, each party will provide the other party with a monthly report of the total number of hours used in, milling, treating and bagging during that month. AMI shall be liable for all damages caused by its negligence or intentional conduct. AMI shall be responsible for preparing the Mill to process Halloysite, and for paying all costs associated therewith. AMI shall pay the cost of cleaning the halloysite from the Mill after milling. BMI will not unreasonably impede AMI’s ability to use the Mill when BMI is not using the Mill to mill iron oxide provided such is not reasonably likely to impede BMI’s planned use of the Mill.
(c)	Direct Expenses other than Labor. Milling Operations will require direct expenses (e.g., electricity, propane, etc.) other than labor. If AMI uses AMI employees, AMI will be responsible for providing, or arranging for the provision for, items and services whose costs would be considered direct expenses. If contract or BMI labor is used, AMI’s responsibility for providing such items and services will depend on the arrangements with the contract labor supplier or BMI, as the case may be. To the extent that AMI pays such costs, it will be reimbursed by BMI no later than 15 days after the end of the month of invoicing.

7

(d)	Use of Office Space in Mill. AMI will be permitted use of two (2) offices located on the second floor of the Mill where AMI will conduct standard administrative functions both related to its business and the maintenance of the Mill. AMI will be permitted shared use of the conference room located on the second floor of the Mill. BMI’s use of the conference room will take priority.

(e)	For a period of five years from the Closing Date, BMI and/or its affiliates will not use the Mill to mill or process any halloysite clay products without the approval of AMI; provided that BMI and/or its affiliates may mill or process halloysite clay products if during the two-year period preceding such milling or processing, AMI has not used the Mill to mill or process halloysite clay products.

ARTICLE III

CONFIDENTIALITY

4.1 Confidential Information.

”Confidential Information” means any facts, opinions, conclusions, projections, data, information, trade secrets, patents, patent applications, inventions, software, hardware, products, technology or know-how relating to BMI’s or BMC’s iron oxide business (the “Business Purpose”) whether communicated orally or in writing from BMI or BMC or any affiliate (as that term is defined in the Securities Act of 1933 ) or obtained by AMI through observation or examination of BMI’s Mill, Milling or Mining Operations, facilities, documents, or procedures.

4.2 Exclusions.

AMI, however, shall have no liability to BMI with respect to the disclosure and/or use of any such Confidential Information that it can establish:

(a)	has become generally known or available to the public without breach of this Agreement by AMI;

8

(b)	was known by AMI as established by its written records, before receiving such information from BMI, BMC or any of their affiliates; or

(c)	has become known by or available to AMI from a source other than BMI or its affiliates without, to AMI’s knowledge, any breach of any obligation of confidentiality owed to BMI.

For purposes of the exclusions in this Section 4.2, BMC, BMI, and their respective affiliates shall not be considered “the public”.

4.3 Required Disclosures.

AMI may disclose Confidential Information if and to the extent that such disclosure required by applicable law, regulation, or court order, provided that AMI (i) uses reasonable efforts, at BMI’s expense, to limit the disclosure by means of a protective order or a request for confidential treatment and (ii) provides BMI a reasonable opportunity (at least ten (10) business days) to review, if permitted, the disclosure before it is made and to interpose its own objection to the disclosure.

4.4 Confidentiality Obligations.

AMI acknowledges that irreparable injury and damage may result from disclosure of Confidential Information to any parties or individuals not expressly authorized under this Operations Agreement or use by AMI for any purpose other than the Business Purpose. AMI shall:

(a)	hold Confidential Information in strict confidence;

(b)	disclose such Confidential Information only to individuals who AMI warrants and represents have agreed in writing to be bound by this Article IV;

(c)	use all reasonable precautions to prevent the unauthorized disclosure of Confidential Information, including, without limitation, protection of documents from theft, unauthorized duplication, and discovery of contents, and restrictions on access by other persons to such Confidential Information; and

(d)	not use any Confidential Information for any purpose other than the Business Purpose.

9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AMI

 AMI 's Representations and Warranties. AMI represents and warrants to BMI (with the understanding that BMI is relying on said representations and warranties in entering into this Agreement), as of the date hereof and the Closing Date, as follows:

Section 5.1     Organization and Qualification. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AMI has full corporate power and authority to own, lease and operate its properties and to carry on its business. AMI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in Utah.

Section 5.2     Authority. AMI has full corporate power and authority to execute, deliver and perform its obligations under this Operations Agreement and to consummate the transactions contemplated thereby. This Operations Agreement has been, duly executed and delivered by AMI and, the documents contemplated by this Operations Agreement, when delivered in accordance with the terms hereof and thereof, and the transactions contemplated hereby and thereby will constitute the valid and binding obligations of the AMI and be enforceable upon and against AMI in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. No vote of any holders of any class or series of capital stock of AMI is necessary to approve this Operations Agreement, the documents contemplated thereby, and the Transactions contemplated thereby.

10

Section 5.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by AMI of this Operations Agreement and the consummation by AMI of the transactions contemplated hereby do not and will not

(a) violate any provision of the Certificate of Incorporation or By-Laws of AMI;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to AMI;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of AMI pursuant to any contract, agreement, license, permit or other instrument to which AMI is a party or by which AMI or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

ARTICLE V

BMI’S REPRESENTATIONS AND WARRANTIES

BMI's Representations and Warranties. BMI represents and warrants to AMI (with the understanding that AMI is relying on said representations and warranties in entering into this Agreement), as of the date hereof and the Closing Date, as follows:

Section 6.1     Organization and Qualification. BMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. AMI has full corporate power and authority to own, lease and operate its properties and to carry on its business.

Section 6.2     Authority. BMI has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby. This Operations Agreement has been, duly executed and delivered by BMI and, the documents contemplated hereby, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the BMI and be enforceable upon and against BMI in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

11

Section 6.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by AMI of this Agreement and the consummation by AMI of the transactions contemplated hereby do not and will not

(a) violate any provision of the Certificate of Incorporation or By-Laws of BMI;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to BMI;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of BMI pursuant to any contract, agreement, license, permit or other instrument to which BMI is a party or by which BMI or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

12

ARTICLE VI

CLOSING

This Milling Operations Agreement will become effective on the closing of the Iron Sale Agreement and the Mill Sale Agreement.

ARTICLE VII

GENERAL PROVISIONS

8.1 Indemnity. Each Party shall hold harmless, indemnify and defend the other Party, its directors, officers, employees, representatives, attorneys, and agents (collectively, the “Indemnified Parties”), from any material claims, liability (including environmental liabilities) loss, damage, judgment or expense for loss or damage arising out of the indemnifying party’s material breach of any representation, warranty or covenant contained in this Agreement, except to the extent any such claim, loss, damage, judgment, or expense is caused by the material negligence or intentional misconduct of the Indemnified Party or Parties.

8.2 Survival; Remedies Cumulative The representations, warranties and covenants herein shall survive the Closing indefinitely. All remedies are cumulative, and a Party may exercise all remedies afforded to it in any order.

8.3 Further Representations and Assurances. Except as provided for in the Agreement, BMI has not and does not hereby assume or agree to assume any liability whatsoever of AMI, and BMI does not assume or agree to assume any obligation of AMI under any contract, agreement, indenture, or any other document to which AMI may be a party or by which AMI is or may be bound, or which in any manner affect the Mining Claims or any part thereof, except the Second Amendment or as expressly agreed to by BMI in this Agreement.

13

8.4           Notices. All communications, consents, and other notices provided for in this Agreement shall be in writing and shall be effective on the date hand delivered, sent by facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to AMI, to:

APPLIED MINERALS, INC.

1200 Silver City Road

PO Box 432

Eureka, UT 84628

Attn: Christopher Carney

or to such other address as AMI may designate to BMI, in writing.

If to BMI, to:

BMI MINERALS COMPANY.

16640 Chesterfield Grove Road, Suite 170

Chesterfield, MO 63005

Attn: Richard Fox

or to such other address as BMI may designate to AMI, in writing.

8.5          Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed, in writing, by the Party making the waiver.

14

8.6 Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the Parties to it and their respective successors and assigns; BMI or with the prior written consent of BMI, AMI shall be entitled to assign its rights and obligations hereunder to a third party.

8.7 Invalidity. In the event that any provision of this Agreement shall be held invalid and unenforceable, such provision shall be severable from, and invalidity and unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

8.8 Counterparts. This Agreement may be executed simultaneously by s of the State of Utah and the parties agree to the exclusive jurisdiction of the Federal courts in the eastern district of Missouri.

8.9 Governing law. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Utah without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in St. Louis, Missouri, before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.

8.10 Additional Assurances. The Parties agree from time to time to execute such additional documents as are necessary to effect the intent of the Parties as manifested by this Agreement.

15

(i)Exhibits. Notwithstanding statements elsewhere in the Mill Sale Agreement to the effect that exhibits are attached, certain exhibits are not attached. But such exhibits are to be attached as a condition of closing.

8.11 Exhibits. Notwithstanding statements elsewhere in the Mill Sale Agreement to the effect that exhibits are attached, certain exhibits are not attached. But such exhibits are to be attached as a condition of closing.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.	Brady McCasland, Inc.

By:	By:

Name:	Name:

Title:	Title:

16